UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders of The McGraw-Hill Companies, Inc. (the “Company”) held on April 28, 2010, the shareholders approved amendments recommended by the Board of Directors to the Company’s Restated Certificate of Incorporation (the “Certificate”).  The amendments (i) eliminated the three-year staggered terms of Directors and provided instead for the annual election of all Directors beginning in 2011, and eliminated certain related provisions of the Certificate that required a supermajority vote for shareholders to change the size of the Board, to remove a Director, or to amend Article VIII of the Certificate, respectively; (ii) eliminated supermajority voting requirements, which were applicable to the Company under default statutory provisions of the New York Business Corporation Law, to effect certain extraordinary corporate transactions; and (iii) eliminated the “fair price” provision by deleting Article IX of the Certificate.  Additional information concerning the amendments is contained in the Company’s proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on March 23, 2010.  The Certificate, as amended and restated (the “Restated Certificate of Incorporation”), was filed with the New York Secretary of State and became effective on May 24, 2010.  A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit (3) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(3)	Restated Certificate of Incorporation, dated May 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Kenneth M. Vittor
Executive Vice President and General Counsel

Dated: May 24, 2010

INDEX TO EXHIBITS

Exhibit Number

(3)	Restated Certificate of Incorporation, dated May 24, 2010.